EXHIBIT 21.1

LIST OF SUBSIDIARIES OF IONIX TECHNOLOGY, INC.
(As of December 31, 2016)

1. Well Best International Investment Limited
Subsidiary of: Ionix Technology, Inc. (Wholly Owned by Ionix)
Jurisdiction of Formation: Hong Kong Special Administrative Region, September 14, 2015
Names under which business is conducted: Well Best International Investment Limited

2. Xinyu Ionix Technology Company Limited
Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)
Jurisdiction of Formation: Peoples Republic of China, May 19, 2016
Names under which business is conducted: Xinyu Ionix Technology Company Limited

3. Lisite Science Technology (Shenzhen) Co., Ltd
Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)
Jurisdiction of Formation: Taiwan, Hong Kong, and Macao, June 20, 2016
Names under which business is conducted: Lisite Science Technology (Shenzhen) Co., Ltd

4. Shenzhen Baileqi Electronic Technology Co., Ltd.
Subsidiary of: Well Best International Investment Limited (Wholly Owned by Well Best)
Jurisdiction of Formation: Taiwan, Hong Kong, and Macao, August 8, 2016
Names under which business is conducted: Shenzhen Baileqi Electronic Technology Co., Ltd.

5. Welly Surplus International Limited
Subsidiary of: Welly Surplus International Limited (99.9% Owned by Ionix)
Jurisdiction of Formation: Hong Kong,  January 18,  2016
Names under which business is conducted: Welly Suplus International Limited.